Exhibit 10.1
PROMISSORY NOTE MODIFICATION AGREEMENT
THIS PROMISSORY NOTE MODIFICATION AGREEMENT (“Modification”) is dated as of April 30, 2009 but is effective as of May 1, 2009, by and between Sparton Corporation (“Borrower” or, if more than one (1), collectively “Borrower”) and National City Bank (“Bank”).
WHEREAS, Bank agreed to lend to Borrower an amount not to exceed the sum of Twenty Million and 00/100 Dollars ($20,000,000.00) (“Loan”), which Loan was evidenced by a certain Promissory Note dated January 22, 2008, (as extended, amended or otherwise modified to date, the “Note”) (the said Note and any other instrument or document given in connection with or to secure the Loan being collectively referred to as “Loan Documents”).
WHEREAS, the parties hereto desire to modify the Note as hereinafter provided.
NOW, THEREFORE, in consideration of the foregoing promises and the covenants contained herein, the parties hereto agree as follows:
1.	Liability of Borrower. Borrower hereby ratifies and reconfirms Borrower’s obligations and all liability to Bank under the terms and conditions of the Loan Documents and acknowledges that Borrower has no defenses to or rights of set-off against Borrower’s obligations and all liability to Bank thereunder. Borrower further acknowledges that Bank has performed all of Bank’s obligations under the Loan Documents.

2.	Modification. (a) The principal amount outstanding under the Note as of the effective date of this Modification is and ___/100 Dollars ($ ). The current principal amount outstanding under the Note as of April 29, 2009 is Fifteen Million Five Hundred Thousand and 00/100 Dollars ($15,500,000.00).
(b)	The Note is hereby modified to extend the maturity date from May 1, 2009 to June 15, 2009.

(c)	The next payment is due May 20, 2009 and monthly thereafter as set forth in the above mentioned note. Payments prior to the first scheduled payment above have been made as evidenced by the books and records of Bank.
3.	Ratification of Loan Documents. The Loan Documents are in all respects ratified and confirmed by the parties hereto and incorporated by reference herein, and each of the Loan Documents and this Modification shall be read, taken and construed as one and the same instrument. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Note. In the event of any conflict between the terms and provisions of this Modification and the terms and provisions of the Note, the terms and provisions of this Modification shall control.

IN WITNESS WHEREOF, the undersigned have caused this Modification to be executed as of the day and year first above written.

Sparton Corporation an Ohio corporation

By:	/s/ Joseph S. Lerczak Joseph S. Lerczak
Its:	Secretary

By:	/s/ Cary B. Wood Cary B. Wood
Its:	President/CEO

National City Bank

By:	/s/ John McManus John McManus
Its:	Regional President

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